Exhibit 10.1
Amendment to Agreement and Plan of Merger
     This Amendment to Agreement and Plan of Merger (this “Amendment”), dated July 30, 2007, is among Layne Christensen Company, a Delaware corporation (“Layne”), and Jeffrey Reynolds, individually and as agent of the Stockholders (the “Agent”).
Recitals
     Whereas, on August 30, 2005, Layne, the Agent, the Stockholders and certain other parties entered into an Agreement and Plan of Merger, as amended (the “Original Merger Agreement”);
     Whereas, Section 1.12 of the Original Merger Agreement provides for an earn-out payment by Layne to the Stockholders if certain conditions are met relating to the performance of the Reynolds Division for the first 36 full calendar months following the Effective Time;
     Whereas, the parties desire to determine the amount of the Earn-Out Payment prior to the end of this 36 month period, and pay or deliver it in accordance with the terms of this Amendment;
     Now, Therefore, the parties hereby agree as follows:
     1. Earn-Out Payment. Section 1.12 of the Original Merger Agreement is hereby amended to read in its entirety as follows:
Section 1.12. Earn-Out Payment.
     (a) “Reynolds Division” means the business operations currently owned by Reynolds consisting of the following water-related lines of business: (i) water line installation and rehabilitation; (ii) sewage line installation and rehabilitation; (iii) water and waste water treatment and remediation systems as historically performed by Reynolds; and (iv) drilling and service within Reynolds’ traditional geographical markets.
     (b) Layne will deliver an earn-out payment (the “Earn-Out Payment”) to the Stockholders in the amount of $13,252,000, in the manner, in the form, in the amounts and at the times described in Sections 1.12(c) and 1.12(d).
     (c) On July 31, 2007, the following Stockholders will receive the following cash consideration, payable by wire transfer of immediately available funds to the accounts previously designated by the Agent:

Debbie Chastain	$592,840.13
Ben Reynolds	$670,633.63
Patrick Schmidt	$432,391.03
Mark Accetturo	$268,253.45
Jim Wells	$83,829.20
Carl Arvin	$83,829.20
Brian Schmidt	$62,871.91
Larry Purlee	$41,914.60
Jay Burton	$33,531.68
     (d) On or before August 14, 2007, the following Stockholders will receive the respective number of shares of Layne Common Stock (collectively, the “Earn-Out Shares”) calculated by dividing (1) the respective amounts below by (2) the average closing share price of Layne Common Stock on the Nasdaq for the five trading day period commencing July 25, 2007 and ending July 31, 2007 (rounded up or down to the nearest whole number of shares of Layne Common Stock):

Jerry Reynolds	$4,669,286.66
Jeffrey Reynolds	$4,799,221.93
Debbie Chastain	$395,226.75
Ben Reynolds	$447,089.09
Patrick Schmidt	$288,260.69
Mark Accetturo	$178,835.64
Jim Wells	$55,886.14
Carl Arvin	$55,886.14
Brian Schmidt	$41,914.60
Larry Purlee	$27,943.07
Jay Burton	$22,354.46
For example, if the average closing share price of Layne Common Stock on the Nasdaq for the five day period commencing July 25, 2007 and ending July 31, 2007 is $43.91, Jerry Reynolds would receive 106,338 shares of Layne Common Stock.
     (e) All consideration paid or delivered under this Section 1.12 will be considered an adjustment to the Merger Consideration.
     2. Waiver of Rights Under Original Merger Agreement. The Agent, individually and on behalf of the other Stockholders, hereby waives any and all rights under Section 1.12 except to the extent specifically set forth in this Amendment.
     3. Construction. Unless otherwise defined herein, capitalized terms used herein have the meanings set forth in the Original Merger Agreement. The terms of this Amendment amend and modify the Original Merger Agreement as if fully set forth in the Original Merger Agreement. If there is any conflict between the terms, conditions and obligations of this Amendment and the Original Merger Agreement, the terms, conditions and obligations of this Amendment will control.
     Each of the parties has caused this Amendment to Agreement and Plan of Merger to be duly executed as of the day and year first above written.

Layne Christensen Company
By:	/s/ A.B. Schmitt
Andrew B. Schmitt, President and CEO

/s/ Jeff Reynolds
Jeffrey J. Reynolds, individually and
as the Agent of the other Stockholders

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